UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2024
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way	84123
Suite 200
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2024, the Board of Directors (the “Board”) of R1 RCM Inc. (the “Company”) appointed Pamela L. Spikner as principal accounting officer of the Company, effective immediately. Ms. Spikner’s appointment follows Mr. Evans’ notice to the Company on February 15, 2024 of his intent to retire by the end of the first quarter of 2024. The Company thanks Mr. Evans for his service and wishes him well in his retirement.

Ms. Spikner, age 47, has served as the Company’s Chief Accounting Officer since July 2021. Prior to joining the Company, Ms. Spikner was Assistant Corporate Controller of Hill-Rom Holdings, Inc., a medical technology provider, from July 2019 to July 2021. Ms. Spikner held various accounting leadership roles at Exelon Corporation, a utility services holding company, from September 2007 to July 2019. Ms. Spikner began her career with PricewaterhouseCoopers. Ms. Spikner holds a B.S. degree from Indiana University of Pennsylvania and is a certified public accountant and certified internal auditor.

There are no arrangements or understandings between Ms. Spikner and any other person pursuant to which Ms. Spikner was appointed as principal accounting officer of the Company. Ms. Spikner does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Spikner and the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: February 15, 2024

By: /s/ Jennifer Williams
Name: Jennifer Williams
Title: Chief Financial Officer